Filed with the Securities and Exchange Commission on September 5, 2012
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________________________________________
MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California 94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)
____________________________________________________________________________
Mattson Technology, Inc. 2012 Equity Incentive Plan
(Full title of the plan)
____________________________________________________________________________
J. Michael Dodson
Chief Financial Officer, Executive Vice President and Secretary
Mattson Technology, Inc.
47131 Bayside Parkway
Fremont, California 94538
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (510) 657-5900.
____________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒	Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

___________________________________________________________________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2012 Equity Incentive Plan
Common Stock Par Value $0.001	5,000,000	$0.93	$4,650,000	$532.89
Total	5,000,000		$4,650,000	$532.89
__________
1 This Registration Statement covers 5,000,000 additional shares of common stock of Mattson Technology, Inc (the “Registrant” or the “Company”) available for issuance pursuant to awards under the Mattson Technology, Inc. 2012 Equity Incentive Plan (the “2012 Plan”). The 2012 Plan is the Mattson Technology, Inc. 2005 Equity Incentive Plan, amended and restated as of May 10, 2012.
2 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any shares of the Registrant's common stock that become issuable under the 2012 Plan by reason of any stock split, recapitalization, stock dividend or other similar transaction effected without receipt of consideration or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock.
3 Estimated pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the 2012 Equity Incentive Plan is based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on September 4, 2012.

STATEMENT UNDER GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed by the Registrant to register an additional 5,000,000 shares of common stock, par value $0.001 per share, of Mattson Technology, Inc. which may be awarded under the Mattson Technology, Inc. 2012 Equity Incentive Plan (which is the Registrant's 2005 Equity Incentive Plan amended and restated as of May 10, 2012). Unless noted herein, the contents of Mattson Technology, Inc.'s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2005 (File No. 333-128529) is incorporated by reference into this Registration Statement.

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
In accordance with Rule 428 under the Securities Act and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act.
Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference
Mattson Technology, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(1) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2011, filed with the Commission on February 22, 2012;
(2) The Company's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2012 and July 1, 2012, filed with the Commission on May 7, 2012 and August 10, 2012, respectively;
(3) The Company's Current Reports on Form 8-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on January 6, 2012; March 15, 2012; May 11, 2012; and July 30, 2012 (except to the extent that any information therein is furnished and not filed with the Commission); and
(4)The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act on September 22, 1994, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.      Description of Securities
Not applicable.

Item 5.      Interests of Named Experts and Counsel
Not applicable.

Item 6.      Indemnification of Directors and Officers
Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.
Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.      Exemption From Registration Claimed
Not applicable.

Item 8.      Exhibits
See Exhibit Index.

Item 9.      Undertakings
The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 5, 2012.

MATTSON TECHNOLOGY, INC.
(Registrant)

By: /s/ J. MICHAEL DODSON
J. Michael Dodson Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer)

SIGNATURES AND POWER OF ATTORNEY
The officers and directors of Mattson Technology, Inc. whose signatures appear below, hereby constitute and appoint David Dutton and J. Michael Dodson, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date
/s/ David Dutton David Dutton	President, Chief Executive Officer and Director (Principal Executive Officer)	September 5, 2012
/s/ J. Michael Dodson J. Michael Dodson	Chief Financial Officer, Executive Vice President and Secretary (Principal Financial Officer)	September 5, 2012
/s/ Tyler Purvis Tyler Purvis	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	September 5, 2012
/s/ Kenneth Kannappan Kenneth Kannappan	Chairman of the Board	September 5, 2012
/s/ Kenneth G. Smith Kenneth G. Smith	Vice Chairman of the Board	September 5, 2012
/s/ Scott Kramer Scott Kramer	Director	September 5, 2012
/s/ Shigeru Nakayama Shigeru Nakayama	Director	September 5, 2012
s/ Scott Peterson Scott Peterson	Director	September 5, 2012
/s/ Richard Dyck Richard Dyck	Director	September 5, 2012

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K/A filed with the Commission on January 30, 2001
4.2	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on December 22, 2010
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.19	2012 Equity Incentive Plan
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in signature page to this Registration Statement)